UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2008

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA 99201
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On December 18, 2008, the audit committee of the board of directors of Daybreak Oil and Gas, Inc. (the “Company”) determined that it will be necessary to restate its financial statements for the fiscal year ended February 29, 2008, as filed on Form 10-KSB on May 27, 2008 (the “Restated Period”).

This determination was made after consideration was given to a series of comments made by the Staff of the Securities and Exchange Commission (the “SEC”) regarding certain financial valuation and disclosure items in the Company’s Form 10-KSB/A for the fiscal year ended February 29, 2008.  In its comments and discussions with the Company, the SEC expressed the view that the Company should follow the guidance of Statement of Financial Accounting Standards No. 123R (“FAS 123R”)  Share-Based Payment and FSP EITF 00-19-2 Accounting for Registration Payment Arrangements in its accounting treatment of warrants offered by the Company in February 2008 to participants of certain private placement offerings (the “Warrants”).  After discussions with the SEC on the matter, it was decided to restate the Company’s financial statements for the Restated Period to recognize a non-cash expense for the recordable valuation of the Warrants in accordance with FAS 123R.  The Warrants were valued using the Black-Scholes option pricing model and will be accounted for as a $1,142,684 increase to the net loss on the Statement of Operations for the fiscal year ended February 29, 2008.

Accordingly, the Company’s previously issued financial statements covering the Restated Period should no longer be relied upon.

The audit committee has discussed the matters disclosed herein with its independent public accounting firm, Malone & Bailey, PC, and is working with them to ensure that the Company properly records the effects of the restatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:      /s/ James F. Westmoreland
Name: James F. Westmoreland
Title:   President and Chief Executive Officer

Date:  December 24, 2008